Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

(Including Registration of Shares for Resale under a Form S-3 Prospectus)

UNDER

THE SECURITIES ACT OF 1933

FLORIDA EAST COAST INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Florida	20-4427296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Malaga Street St. Augustine, Florida	32085-1048
(Address of principal executive offices)	(Zip Code)

FLORIDA EAST COAST INDUSTRIES, INC.

1998 STOCK INCENTIVE PLAN, AS AMENDED

EFFECTIVE OCTOBER 1, 1999 AND MAY 16, 2002

2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE JUNE 2, 2005)

FLORIDA EAST COAST INDUSTRIES, INC. EMPLOYEE STOCK PURCHASE PLAN

STOCK AWARD AGREEMENTS DATED MARCH 28, 2005

BETWEEN FLORIDA EAST COAST INDUSTRIES, INC. AND ADOLFO HENRIQUES

Heidi J. Eddins

Executive Vice President,

Secretary and General Counsel

Florida East Coast Industries, Inc.

One Malaga Street

St. Augustine, Florida 32085-1048

(Name and address of agent for service)

(904) 829-3421

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of shares to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (no par value)	2,654,611	(1)(2)	$55.18	(5)	$146,481,435	$15,673.51
Common Stock (no par value)	723,537	(1)(3)	$55.18	(5)	$39,924,772	$4,271.95
Common Stock (no par value)	53,333	(4)	$55.18	(5)	$2,942,915	$314.89
Common Stock (no par value)	132,398	(6)	$55.18	(5)	$7,305,722	$781.71

(1)	This Registration Statement also registers an additional number of shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the Plan. The Common Stock includes certain rights under the Registrant’s Second Amended and Restated Rights Plan which, until the occurrence of certain events specified in the Second Amended and Restated Rights Plan, will not be exercisable or evidenced separately from the Common Stock.
(2)	Represents shares of common stock reserved for issuance pursuant to awards which may be granted under the 2002 Plan, as amended, and shares reserved for issuance upon the exercise of stock options and shares of unvested restricted stock previously granted under the 1998 Plan, as amended, and the 2002 Plan, as amended.
(3)	Represents shares available for purchase under the Florida East Coast Industries, Inc. Employee Stock Purchase Plan.
(4)	Represents unvested restricted stock awarded to Mr. Henriques upon his employment as Chairman, President and Chief Executive Officer.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant’s Common Stock reported on the New York Stock Exchange on April 26, 2006.
(6)	Represents outstanding shares of vested restricted stock and outstanding shares acquired by the exercise of options granted under the plans referenced in footnote 2 above and which are being registered for resale.

EXPLANATORY NOTE

We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act, to register shares of common stock issuable pursuant to the: (i) Florida East Coast Industries, Inc., 1998 Stock Incentive Plan, as amended effective October 1, 1999 and May 16, 2002; (ii) 2002 Stock Incentive Plan (as Amended and Restated Effective June 2, 2005); (iii) Florida East Coast Industries, Inc. Employee Stock Purchase Plan; and (iv) Stock Award Agreements dated March 28, 2005 between Florida East Coast Industries, Inc. and Adolfo Henriques.

Under cover of this registration statement on Form S-8 is our prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. This prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 513,047 shares of our common stock which have been issued pursuant to the above described plans prior to the filing of this registration statement and which are “control securities.”

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

513,047 Shares

FLORIDA EAST COAST INDUSTRIES, INC.

Common Stock

This prospectus relates to 513,047 shares of our common stock, which may be offered from time to time by the selling stockholders identified on page 4 of this prospectus for their own accounts. Each of the selling stockholders named below acquired the shares of common stock pursuant to the: (i) Florida East Coast Industries, Inc., 1998 Stock Incentive Plan, as amended effective October 1, 1999 and May 16, 2002; (ii) 2002 Stock Incentive Plan (as Amended and Restated Effective June 2, 2005); (iii) Florida East Coast Industries, Inc. Employee Stock Purchase Plan; or (iv) Stock Award Agreements dated March 28, 2005 between Florida East Coast Industries, Inc. and Adolfo Henriques, or pursuant to written compensation agreements between us and the selling stockholder, or is the transferee by gift of a person who acquired the shares under one of these plans or agreements.

The selling stockholders may offer shares for sale at prevailing prices on the New York Stock Exchange on the date of sale or in negotiated transactions. We will receive no part of the proceeds from sales made under this prospectus. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by each of the selling stockholders will be borne by that selling stockholder.

Among the shares of common stock there are shares which are “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this prospectus. This prospectus has been prepared for the purpose of registering the shares of common stock under the Securities Act to allow for future sales by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each selling stockholder and any participating broker or dealer may be deemed to be an “underwriter” within the meaning of the Securities Act, in which event any profit on the sale of shares by the selling stockholder and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

Our common stock is traded on the New York Stock Exchange under the symbol “FLA.” On April 26, 2006, the last reported sale price of our common stock on the New York Stock Exchange was $55.37 per share. As of April 24, 2006, we had 33,396,522 shares of common stock outstanding.

Investing in our common stock involves risks. Please carefully consider the “ Risk Factors” beginning on Page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2006

OUR COMPANY

We are a holding company formed in 2006 to hold the shares of Florida East Coast Industries, Inc. (now known as FECI Company and to effectuate the acquisition of Codina Group, Inc. and related real property interests (the “Codina Group Acquisition”). We are engaged through wholly owned subsidiaries, in the railroad and real estate businesses. Our railroad subsidiary, Florida East Coast Railway, LLC, connects many of the major population centers and port facilities of Florida’s east coast, and provides efficient service for its customers through multiple competitive connections to the rest of North America. We also are engaged in the acquisition, entitlement, development, management, leasing, operation and selected sale of real estate in Florida, primarily office and industrial property.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include our present expectations or beliefs concerning future events. These statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should,” “could,” and other expressions that indicate future events and trends. Such forward-looking statements may include, without limitation, statements that we do not expect that lawsuits, review of open tax years by the Internal Revenue Service, environmental costs, commitments, including future contractual obligations, contingent liabilities, financing availability, labor negotiations or other matters will have a material adverse effect on our consolidated financial condition. Also, forward-looking statements may include statements concerning future capital needs and sources of such capital funding, statements concerning future intentions with respect to the payment of dividends, execution of a share repurchase program, and other potential capital distributions, number of shares to be repurchased, availability of cash to fund the stock repurchase, ability to reinvest (tax-deferred) sales proceeds into qualifying §1031 properties, future growth potential of our lines of business, performance of our product offerings, ability to integrate the Codina Group Acquisition, intention to entitle and develop real estate, ability to complete planned acquisitions, ability of each party to the announced transaction to satisfy the closing conditions in the agreement, expected completion dates, completion of existing and future projects, statements regarding accessibility, visibility, expansion opportunities, ability to complete transactions within specified time frame; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; costs and availability of land and construction materials; other similar expressions concerning matters that are not historical facts, and projections relating to our financial results. We caution that such statements are necessarily based on certain assumptions, which are subject to risks and uncertainties that could cause actual results to materially differ from those contained in these forward-looking statements. Important factors that could cause such differences include, but are not limited to, the changing general economic conditions (particularly in the state of Florida, the southeast US and the Caribbean) as they relate to economically sensitive products in freight service and building rental activities; ability to manage through economic recessions or downturns in customers’ business cycles; the impact of interim or final orders related to mining activities in South Florida issued by courts or regulatory agencies including the United States District Court and the US Army Corps of Engineers; industry competition; possible future changes in our structure, lines of business, business and investment strategies, and related implementation; legislative or regulatory changes; technological changes; volatility of fuel prices (including volatility caused by military actions); changes in levels of preventive and capital maintenance, asset replacement and depreciation rates resulting from assumptions in the Railway right-of-way and equipment life studies; changes in our ability to complete our financing plans, changes in interest rates, the settlement of future contractual obligations as estimated in time and amount (customary to our historical cost structure) including labor negotiations and recoveries from damage claims in a satisfactory way; changes in insurance markets, including increases in insurance premiums and deductibles; the availability and costs of attracting and retaining qualified independent third party contractors; liability for environmental remediation and changes in environmental laws and regulations; the ultimate outcome of environmental investigations or proceedings and other types of claims and litigation, including the amount of EPIK earn-out settlement from the dispute resolution process between us and Odyssey; natural events such as weather conditions, hurricanes, floods, earthquakes and forest fires; discretionary government decisions affecting the use of land and delays resulting from weather conditions and other natural occurrences, like hurricanes, that may affect construction or cause damage to assets; the ability of buyers to terminate contracts to purchase real estate from us prior to the expiration of inspection periods; failure or inability of third parties to fulfill their commitments or to perform their obligations under agreements; failure of one or all parties to meet requirements, terms and conditions for closing; ability to complete transactions within a specified time frame; costs and availability of land and construction materials; buyers’ inability or unwillingness to close transactions, particularly where buyers only forfeit deposits upon failure to close; likely impact of interim or final orders related to mining activities in South Florida issued by courts or regulatory agencies including the United States District Court and the US Army Corps of Engineers; our future taxable income and other factors that may affect the availability and timing of utilization of our deferred tax assets; uncertainties, changes or litigation related to tax laws, regulations; and other risks inherent in our real estate and other businesses.

As a result of these and other factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition, operating results and stock price.

Investors should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date thereof. We undertake no obligation to publicly release revisions to the forward-looking statements in this Prospectus that reflect events or circumstances after the date hereof, or reflects the occurrence of unanticipated events.

You should carefully consider any other factors contained in this prospectus, including the information incorporated by this prospectus.

RISK FACTORS

The Risk Factors beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on March 1, 2006, as amended by the information contained in Item 1A of our Forms 10-Q filed subsequently to the filing of the prospectus, hereby incorporated by reference. You should review these Risk Factors, as amended, carefully before investing in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of any of the shares offered hereby. We will pay all of the costs of this offering other than brokerage and underwriting fees and commissions.

SELLING STOCKHOLDERS

The following table sets forth information with respect to the selling stockholders as of April 28, 2006. Each of the selling stockholders named below acquired the shares of common stock pursuant to one of the following: (i) the Florida East Coast Industries, Inc., 1998 Stock Incentive Plan, as amended effective October 1, 1999 and May 16, 2002; (ii) the 2002 Stock Incentive Plan (as Amended and Restated Effective June 2, 2005); (iii) the Florida East Coast Industries, Inc. Employee Stock Purchase Plan; or (iv) Stock Award Agreements Dated March 28, 2005 between Florida East Coast Industries, Inc. and Adolfo Henriques, or pursuant to written compensation agreements between us and the selling stockholder, or is the transferee by gift of a person who acquired the shares under one of these plans. Except as otherwise noted, we determine beneficial ownership in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities and Exchange Act of 1934, as amended. We treat shares of common stock issuable pursuant to options, warrants and convertible securities, to the extent these securities are currently exercisable within 60 days of April 28, 2006, as outstanding for computing the percentage of the person holding such securities.

Each of the selling stockholders is currently or has been within the past three years an employee, officer or directors of ours or of our predecessors or affiliates. Because the selling stockholders may offer all or some portion of the shares pursuant to this prospectus, we cannot give an estimate as to the number of shares that the selling stockholders will hold upon termination of any of these sales. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which it provided the information to us regarding its shares, in transactions exempt from the registration requirements of the Securities Act.

Selling Stockholder	Number of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned After Offering (1)	Percentage of Shares Beneficially Owned After Offering (1)
Adolfo Henriques	149,494	149,494	—	*
Robert D. Fagan	2,592	2,592	—	*
David M. Foster	22,679	22,679	—	*
Allen C. Harper	590	590	—	*
James E. Jordan	2,592	2,592	—	*
Gilbert Lamphere	15,418	15,418	—	*
Joseph Nemec	18,415	18,415	—	*
Jorge Perez	1,679	1,679	—	*
James Pieczynski	2,592	2,592	—	*
Wellford Sanders, Jr.	1,180	1,180	—	*
John D. McPherson	163,711	159,127	—	*
Daniel H. Popky	52,073	52,073	—	*
Heidi J. Eddins	67,094	65,721	—	*
Mark Leininger	10,967	10,967	—	*
Bradley Lehan	7,928	7,928	—	*

*	Less than 1%
(1)	Assumes that all shares offered hereby are sold but no other securities held by the selling stockholder are sold.

PLAN OF DISTRIBUTION

Who may sell and applicable restrictions. The selling stockholders will be offering and selling all shares offered and sold under this prospectus. Alternatively, the selling stockholders may from time to time offer the shares through brokers, dealers or agents that may receive customary brokerage compensation in the form of discounts, commissions or concessions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the selling stockholders may arrange for other broker-dealers to participate. The selling stockholders and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act. Any profits on the sale of the shares by them and any discounts, commissions or concessions received by any broker, dealer or agent might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling stockholders may be deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

Manner of Sales. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the New York Stock Exchange or other over-the-counter markets. The shares may be sold at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices, subject, however to the volume limitations set forth in Rule 144(e). After 90 days after the date of this prospectus, selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of this rule. The selling stockholders may decide not to sell any of the shares offered under this prospectus, and selling stockholders may transfer, devise or gift these shares by other means.

Prospectus Delivery. Because selling stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. If a particular offer of the shares is to be made other than as described herein, a revised prospectus, or prospectus supplement, will, to the extent required, be distributed which will set forth the terms of such offer.

In addition, if we receive notice from a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

Expenses associated with registration. We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses and legal and accounting fees. Each selling stockholder will pay its own brokerage and legal fees, if any.

Suspension of this offering. We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material effect or to omit to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in the light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling stockholder.

LEGAL MATTERS

Heidi J. Eddins, Esq., our Executive Vice President, General Counsel and Secretary, has passed upon the validity of the issuance of the shares being offered by this prospectus. We pay Ms. Eddins a salary and Ms. Eddins participates in our benefit plans. As of March 31, 2006, Ms. Eddins held 55,016 shares of our common stock, and options to acquire 12,078 shares of our common stock.

EXPERTS

The consolidated balance sheets as of December 31, 2005 and 2004 and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for the years ended December 31, 2005, 2004 and 2003, all related financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the reports of KPMG LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We have filed with the Commission a Registration Statement on Form S-8 (including a Form S-3 Prospectus) under the Securities Act with respect to the shares of common stock offered by this prospectus. A copy of any document incorporated by reference in the registration statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the registration statement incorporates) will be provided by us without charge to any person (including any beneficial owner) to whom this prospectus has been delivered upon the oral or written request of such person. Such requests should be directed to Florida East Coast Industries, Inc., One Malaga Street, St. Augustine, Florida 32085. Our telephone number is (904) 829-3421.

We are also subject to the informational requirements of the Exchange Act and are required to file annual and quarterly reports, proxy statements and other information with the Commission. You can inspect and copy reports and other information filed by us with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0300. The Commission also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements regarding issuers, including us, that file electronically with the Commission.

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by us with the Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference into this Registration Statement: (i) our Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 001-08728), (ii) our Current Reports on Form 8-K filed on April 28, 2006 (File No. 001-32866), February 22, 2006, January 11, 2006 and January 6, 2006 (File No. 001-08728), (iii) the description of our common stock, no par value, contained in our Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description (File No. 001-08728), and (iv) the description of our Rights Plan contained in the our Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description (File No. 001-08728).

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this prospectus, but prior to the filing of a post-effective amendment to this prospectus which indicates that all securities offered by this prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus. Each document incorporated by reference into this prospectus shall be deemed to be a part of this prospectus from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this prospectus or by any document which constitutes part of the prospectus relating to the following or agreements:

FLORIDA EAST COAST INDUSTRIES, INC.

1998 STOCK INCENTIVE PLAN, AS AMENDED

EFFECTIVE OCTOBER 1, 1999 AND MAY 16, 2002

2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE JUNE 2, 2005)

FLORIDA EAST COAST INDUSTRIES, INC. EMPLOYEE STOCK PURCHASE PLAN

STOCK AWARD AGREEMENTS DATED MARCH 28, 2005

BETWEEN FLORIDA EAST COAST INDUSTRIES, INC. AND ADOLFO HENRIQUES

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference into this Registration Statement: (i) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 001-08728), (ii) Registrant’s Current Reports on Form 8-K filed on April 28, 2006 (File No. 001-32866), February 22, 2006, January 11, 2006 and January 6, 2006 (File No. 001-08728), (iii) the description of the Registrant’s common stock, no par value, contained in the Registrant’s Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description (File No. 001-08728), and (iv) the description of the Registrant’s Rights Plan contained in the Registrant’s Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description (File No. 001-08728).

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the following or agreements:

FLORIDA EAST COAST INDUSTRIES, INC.

1998 STOCK INCENTIVE PLAN, AS AMENDED

EFFECTIVE OCTOBER 1, 1999 AND MAY 16, 2002

2002 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE JUNE 2, 2005)

FLORIDA EAST COAST INDUSTRIES, INC. EMPLOYEE STOCK PURCHASE PLAN

STOCK AWARD AGREEMENTS DATED MARCH 28, 2005

BETWEEN FLORIDA EAST COAST INDUSTRIES, INC. AND ADOLFO HENRIQUES

Item 4. Description of Securities

Not applicable, see Item 3(iii) and (iv).

Item 5. Interests of Named Experts and Counsel.

The legality of the common stock to which this Registration Statement relates has been passed upon for the Registrant by Heidi J. Eddins, Executive Vice President, Secretary and General Counsel of the Registrant. Ms. Eddins is paid a salary by the Registrant and participates in the benefit plans of the Registrant and its subsidiaries. As of March 31, 2006, Ms. Eddins holds 55,016 shares of the Registrant’s common stock, and options to acquire 12,078 shares of the Registrant’s common stock.

Item 6. Indemnification of Directors and Officers.

Article X of the Amended and Restated Articles of Incorporation, as amended, of the Registrant, a Florida corporation, provides for the indemnification of the directors and officers to the fullest extent permitted by the Florida Business Corporation Act. In addition, the Amended and Restated Articles of Incorporation, as amended, provide for indemnification when a person is threatened to be made a party or otherwise involved in any action, suit or proceeding.

Section 607.0850 of the Florida Business Corporation Act authorizes indemnification when a person is or was made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for judgments, settlements, penalties, fines (including an excise tax assessed with respect to any employee benefit plan), and expenses (including counsel fees) actually and reasonably incurred with respect to a proceeding.

If such a proceeding is brought by or in the right of the corporation (i.e. a derivative suit), such person may be indemnified against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to a conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, in such case, allow such indemnification of such person for such expenses as the court deems proper.

Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

The Registrant maintains directors’ and officers’ liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act, which they may incur in connection with their serving in such capacities. Such insurance provides coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the indemnification provisions of the Amended and Restated Articles of Incorporation, as amended.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 28, 2006 (File No. 001-32866)).

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 28, 2006 (File No. 001-32866)).

4.3	Second Amended and Restated Shareholder Rights Agreement, dated April 27, 2006 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Commission on April 28, 2006 (File No. 001-32866)).

5.1	Opinion of Heidi J. Eddins, Executive Vice President, Secretary and General Counsel of the Registrant, as to the legality of the shares being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Heidi J. Eddins, Executive Vice President, Secretary and General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

24	Power of Attorney (set forth on the signature page of this Registration Statement).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

* * *

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Augustine, State of Florida, on this 28th day of April, 2006.

FLORIDA EAST COAST INDUSTRIES, INC.

By:	/s/ Daniel H. Popky
Daniel H. Popky
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Heidi J. Eddins his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her on his or her behalf and in his or her name, place and stead, in the capacities indicated below, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file or cause to be filed the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto such person full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or such attorney-in-fact’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date
/s/ Adolfo Henriques Adolfo Henriques	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2006

/s/ Daniel H. Popky Daniel H. Popky	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 28, 2006

/s/ Mark Leininger Mark Leininger	Vice President and Controller (Principal Accounting Officer)	April 28, 2006

Signature	Capacity	Date
/s/ Robert D. Fagan	Director	April 28, 2006
Robert D. Fagan

/s/ David M. Foster	Director	April 28, 2006
David M. Foster

/s/ Allen C. Harper	Director	April 28, 2006
Allen C. Harper

/s/ James E. Jordan	Director	April 28, 2006
James E. Jordan

/s/ Gilbert Lamphere	Director	April 28, 2006
Gilbert Lamphere

/s/ Joseph Nemec	Director	April 28, 2006
Joseph Nemec

/s/ Jorge Perez	Director	April 28, 2006
Jorge Perez

/s/ James Pieczynski	Director	April 28, 2006
James Pieczynski

/s/ Wellford Sanders, Jr.	Director	April 28, 2006
Wellford Sanders, Jr.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 28, 2006 (File No. 001-32866)).

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 28, 2006 (File No. 001-32866)).

4.3	Second Amended and Restated Shareholder Rights Agreement, dated April 27, 2006 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Commission on April 28, 2006 (File No. 001-32866)).

5.1	Opinion of Heidi J. Eddins, Executive Vice President, Secretary and General Counsel of the Registrant, as to the legality of the shares being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Heidi J. Eddins, Executive Vice President, Secretary and General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

24	Power of Attorney (set forth on the signature page of this Registration Statement).